EXHIBIT 2

Cedar Fair Management Company

One Cedar Point Drive

Sandusky, Ohio 44870-5259

February 27, 2004

Knott Family

c/o Darrel Anderson

1 Rue St. Cloud

Newport Beach, CA 92660

Re:	Cedar Fair/Knott Family Letter Agreement

Dear Darrel:

The Board of Directors of Cedar Fair Management Company (“CFMC”) has been working to implement certain changes that will modify the governance structure of Cedar Fair, L.P. (“Cedar Fair”). Recently, the Board approved a plan by which the unitholders of Cedar Fair will elect the Board of CFMC. If this plan is approved by the unitholders, the first unitholder election of directors will be held during the first half of 2004 and then elections will be held annually thereafter.

In anticipation of these expected changes, we are writing to reflect certain agreements between Cedar Fair, CFMC and the Knott Family. For purposes of this agreement, the “Knott Family” shall mean all of the persons and entities, individually and in the aggregate, listed on Schedule A attached hereto as updated from time to time.

In consideration of the mutual promises contained herein, CFMC, Cedar Fair and the Knott Family agree as follows:

1. Until the occurrence of a Termination Event (as defined below), CFMC agrees to use reasonable best efforts to ensure that a designee of the Knott Family (the “Knott Family Designee”), identified by the Knott Family and reasonably acceptable to CFMC, shall be included in the slate of directors proposed for election by the unitholders from time to time by the nominating committee of CFMC; provided, that, (i) the Knott Family, in the aggregate, continues be the “Beneficial Owner” (as such term is defined by Rule 13d-3 of the Securities Exchange Act of 1934) of an amount (the “Ownership Threshold”) equal to the lesser of (x) eight percent (8%) of the issued and outstanding units of Cedar Fair or (y) four million fifty three thousand eight hundred seventy-six (4,053,876) units, and (ii) the Knott Family does not breach any other provision of this agreement.

2. Until the occurrence of a Termination Event (as defined below), the Knott Family agrees to vote all of the Cedar Fair units beneficially owned by the Knott Family from time to time (the “Knott Family Units”) in accordance with the recommendations of the CFMC Board, with respect to nominees for the CFMC Board and any other issues presented to the Cedar Fair unitholders for approval.

3. Until the occurrence of a Termination Event (as defined below), the Knott Family agrees that, except as provided herein, it shall not:

a. make or in any way participate in any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Securities and Exchange Commission) to vote, or seek to advise or influence any person with respect to the voting of, any voting securities of Cedar Fair or any of its subsidiaries;

b. form, join, or in any way participate in a Group (as such term is used in Section 13(d)(3) of the U.S. Securities and Exchange Act of 1934);

c. seek or offer, alone or in concert with any person, to control or influence the management of CFMC or Cedar Fair, the Board of Directors of CFMC, or the policies of Cedar Fair or any of its subsidiaries except through the process for designating the Knott Family Designee to the CFMC Board as outlined in this Agreement or through service of the Knott Family Designee on the Board, if elected; or

d. request that any of the provisions of this Agreement be waived, amended or modified in any material respect.

4. The Knott Family agrees that, immediately prior to any vote of the Cedar Fair unitholders, or at any other time that the CFMC Board shall request the Knott Family Designee to certify compliance with this Letter Agreement, the Knott Family Designee shall execute and deliver to the CFMC Board of Directors a certificate, in the form attached hereto as Exhibit A, confirming the Knott Family’s compliance with the terms of this Letter Agreement.

5. In the event that (i) the amount of Knott Family Units shall fall below the Ownership Threshold, or (ii) the Knott Family Designee shall be unable to provide the certification described in Section 4 above, then the Knott Family Designee shall immediately provide written notification to the CFMC Board. Such notification shall be accompanied by a letter from the Knott Family Designee to the CFMC Board of Directors offering to resign his or her position as a member of the CFMC Board of Directors. The remaining members of the Board of Directors shall determine whether or not to accept such resignation.

6. CFMC acknowledges that the Knott Family has identified Darrel Anderson as its initial Knott Family Designee and that such Designee is acceptable to CFMC.

7. Except in the case of a resignation described in Section 5 above which is accepted by the remaining members of the CFMC Board, upon the death of, or a resignation from the CFMC Board by, the Knott Family Designee then serving as a member of the CFMC Board (a “Terminating Designee”), CFMC agrees to use its reasonable best efforts to ensure that a replacement designee of the Knott Family (a “Replacement Designee”), identified by the Knott Family within 30 days following the effective date of the termination of the Terminating Designee and reasonably acceptable to CFMC, is elected to the CFMC Board to finish the Board

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term of the Terminating Designee, with such election to be effective within 30 days following the Knott Family’s specification of a proposed Replacement Designee to CFMC.

8. The Knott Family shall be permitted to add any Qualified Knott Family Recipient (as defined below) as a party to this Letter Agreement by having him, her or it execute an Additional Knott Family Unitholder Signature Page. A “Qualified Knott Family Recipient” shall be (i) any spouse or lineal descendent of any member of the Knott Family, (ii) any spouse of any lineal descendent of any member of the Knott Family, or (iii) any entity established or used by a member of the Knott Family for estate or financial planning purposes, provided that a member of the Knott Family continues to be the Beneficial Owner of the Cedar Fair Units transferred to such entity.

9. This Agreement shall become effective as of the date as of which the last Knott Family unitholder executes this Agreement. This Agreement shall remain in effect until the occurrence of any Termination Event, and upon the occurrence of a Termination Event the rights and obligations of Cedar Fair and CFMC, on the one hand, and the Knott Family and the Knott Designee, on the other hand, shall immediately terminate and this Agreement shall thereafter have no effect whatsoever. As used herein, the term “Termination Event” shall mean any of the following: (a) the failure to include a Knott Family Designee in the slate of directors proposed for election by the unitholders from time to time by the nominating committee of CFMC; (b) the resignation or removal from the CFMC Board of Directors of the Knott Family Designee, including a resignation described in the following clause (c) hereof; and (c) upon the death of, or a resignation by, the Knott Family Designee then serving on the CFC Board, other than a resignation described in Section 5 which is accepted by the remaining CFMC Board members, the failure of the Knott Family to identify a proposed Replacement Designee in accordance with Section 7 above or, if such a proposed Replacement Designee is so identified by the Knott Family, the failure of the CFMC Board to elect such proposed Replacement Designee to the CFMC Board within the time period specified in Section 7 above.

10. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflicts of laws. This agreement may be executed in counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement may be executed by facsimile signature.

11. The parties hereby agree that CFMC shall be permitted to assign this Letter Agreement to a successor general partner of Cedar Fair, without the consent of the other parties to this Letter Agreement.

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Please acknowledge your agreement to the foregoing by countersigning this letter in the place below and return the original copy to me.

Sincerely, CEDAR FAIR, L.P. CEDAR FAIR MANAGEMENT COMPANY

/s/ RICHARD L. KINZEL

Richard L. Kinzel Chairman, President and Chief Executive Officer

AGREED AND ACCEPTED this

27th day of February, 2004.

KNOTT FAMILY DESIGNEE

By:	/s/ DARREL ANDERSON

Name:	Darrel Anderson

KNOTT FAMILY UNITHOLDERS

Date: March 8, 2004	VMK Enterprises

	By:	/s/ SHARON SHERIDAN

	Name:	Sharon Sheridan
	Title:	Pres.

Date: March 8, 2004	The M. Knott Company

	By:	/s/ MARION KNOTT

	Name:	Marion Knott
	Title:	President

Date: March 8, 2004	M. Knott Enterprises

	By:	/s/ MARION KNOTT

	Name:	Marion Knott
	Title:	President

Date: February 27, 2004	Darrel D. Anderson & Associates, Inc.

	By:	/s/ DARREL D. ANDERSON

	Name:	Darrel D. Anderson
	Title:	President

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Additional Signature Pages

Cedar Fair-Knott Family Letter Agreement

Date: March 8, 2004	D.W.O. Enterprises, Inc

	By:	/s/ DON W. OLIPHANT

	Name:	Don W. Oliphant
	Title:	President

Date: March 8, 2004	Jana O. Hackett, Inc.

	By:	/s/ JANA HACKETT

	Name:	Jana Hackett
	Title:	President

Date: March 8, 2004	Kenneth Knott, Inc.

	By:	/s/ KENNETH KNOTT

	Name:	Kenneth Knott
	Title:	President

Date: March 8, 2004	Stephen Knott, Inc.

	By:	/s/ STEPHEN KNOTT

	Name:	Stephen Knott
	Title:	President

Date: March 8, 2004	Trust established under the Will of Cordelia Knott for the benefit of Marion Knott

	By:	/s/ MARION KNOTT

	Name:	Marion Knott
	Title:	Trustee

Additional Signature Pages

Cedar Fair-Knott Family Letter Agreement

Date: March 8, 2004	Knott Survivor’s Trust

	By:	/s/ MILDRED N. KNOTT

	Name:	Mildred N. Knott
	Title:	Trustee

Date: March 8, 2004	Knott Marital Trust

	By:	/s/ MILDRED N. KNOTT

	Name:	Mildred N. Knott
	Title:	Trustee

Date: 3-01-04, 2004	Laura Anderson Trust No. 1

	By:	/s/ LAURA L. ANDERSON OTTO

	Name:	Laura L. Anderson Otto
	Title:	Trustee

Additional Signature Pages

Cedar Fair-Knott Family Letter Agreement

Virginia Knott Bender Trust

Date: March 8, 2004	By:	/s/ JOHN C. FOSSUM

	Name:	John C. Fossum
	Title:	Trustee

Date: March 1, 2004	By:	/s/ TERRY HACKETT

	Name:	Terry Hackett
	Title:	Trustee

1995 Grandchildren’s Trust fbo Cynthia von Hoffman

Date: March 8, 2004	By:	/s/ JOHN C. FOSSUM

	Name:	John C. Fossum
	Title:	Trustee

Date: March 8, 2004	By:	/s/ MAUREEN SLOAN, TRUSTEE

	Name:	Maureen Sloan
	Title:	Trustee

Additional Signature Pages

Cedar Fair-Knott Family Letter Agreement

1995 Grandchildren’s Trust fbo Michael K. Reafsnyder 1995 Grandchildren’s Trust fbo Monica Furmanski 1995 Grandchildren’s Trust fbo Joseph Reafsnyder

Date: March 8, 2004	By:	/s/ JOHN C. FOSSUM

	Name:	John C. Fossum
	Title:	Trustee

Date: March 8, 2004	By:	/s/ MICHAEL REAFSNYDER

	Name:	Michael Reafsnyder
	Title:	Trustee

Additional Signature Pages

Cedar Fair-Knott Family Letter Agreement

1995 Grandchildren’s Trust fbo Nicholas Sheridan

1995 Grandchildren’s Trust fbo Daniel Sheridan

1995 Grandchildren’s Trust fbo Jeffrey Sheridan

1995 Grandchildren’s Trust fbo David Sheridan

1995 Grandchildren’s Trust fbo Luke Sheridan

Date: March 8, 2004	By:	/s/ JOHN C. FOSSUM

	Name:	John C. Fossum
	Title:	Trustee

Date: March 8, 2004	By:	/s/ SHARON SHERIDAN

	Name:	Sharon Sheridan
	Title:	Trustee

ADDITIONAL KNOTT FAMILY UNITHOLDER

SIGNATURE PAGE

The undersigned hereby agrees to the terms of the Letter Agreement, dated as of February 27, 2004 between Cedar Fair, L.P., Cedar Fair Management Company and members of the Knott Family who hold units of Cedar Fair, L.P. (the “Agreement”), and agrees to be bound by the terms and provisions thereof.

Executed by the undersigned as a member of the Knott Family pursuant to the Agreement.

KNOTT FAMILY MEMBER

By:

Name:

Date:

Schedule A

Knott Family Unitholders

Name	Number of Cedar Fair Units Held
VMK Enterprises, Inc.	1,275,646

The M. Knott Company	217,195

M. Knott Enterprises	586,420

Darrel D. Anderson & Associates, Inc.	318,912

D.W.O. Enterprises, Inc.	473,367

Jana O. Hackett, Inc.	474,752

Kenneth Knott, Inc.	440,367

Stephen Knott, Inc.	478,367

Trust established under the Will of Cordelia Knott f/b/o Marion Knott	24,172

Knott Survivor’s Trust	318,912

Knott Marital Trust	318,911

Laura L. Anderson Trust No. 1	158,636

(Continued on Next Page)

Schedule A

Knott Family Unitholders

(Continued from Previous Page)

Virginia Knott Bender Trust	2,200

1995 Grandchildren’s Trust fbo Cynthia von Hoffman	8,314

1995 Grandchildren’s Trust fbo Michael K. Reafsnyder	16,630

1995 Grandchildren’s Trust fbo Monica Furmanski	16,631

1995 Grandchildren’s Trust fbo Joseph Reafsnyder	17,717

1995 Grandchildren’s Trust fbo Nicholas Sheridan	17,717

1995 Grandchildren’s Trust fbo Daniel Sheridan	17,717

1995 Grandchildren’s Trust fbo Jeffrey Sheridan	17,717

1995 Grandchildren’s Trust fbo David Sheridan	17,718

1995 Grandchildren’s Trust fbo Luke Sheridan	17,718

Aggregate Knott Family Beneficial Ownership	5,235,736 Units

Schedule A (continued)

The following individuals, consisting of lineal descendants (by birth or adoption) of Walter and Cordelia Knott or a spouse or former spouse of such a lineal descendant, are beneficial owners of interests in one or more of the entities identified above as a Cedar Fair unitholder and shall be considered as included within the term “Knott Family” for purposes of the letter agreement to which the Schedule A is attached.

Marion Knott	Mildred Knott
Anthony Montapert	Kenneth Knott
Darrel Anderson	Jeanette Knott
Marsha Anderson	Stephen Knott
Diane Anderson	Frances Knott
Desiré Anderson	Michael Reafsnyder
Dwight P. Anderson	Mary Reafsnyder
Roxanne Anderson	Michael K. Reafsnyder
Alexandra Anderson	Diane Reafsnyder
Morgan Anderson	Ian Reafsnyder
Daniel J. Anderson	Isabel Reafsnyder
Robin Anderson	Monica Furmanski
Michael M. Anderson	Matthew Furmanski
Don W. Oliphant	Roan Furmanski
Judy Oliphant	Samuel Furmanski
Stacy Oliphant Williams	Joseph Reafsnyder
Timothy Williams	Tanya Reafsnyder
Tiffany Lynn Silverman	Maureen Sloan
Mark Silverman	Cynthia von Hoffman
Jana Hackett	Sharon Sheridan
Terry Hackett	Douglas Sheridan
Travis Hackett	Nicholas Sheridan
Tanner Hackett	Daniel Sheridan
Colby Hackett	Jeffrey Sheridan
David Sheridan
Mele Sheridan
Ezra Sheridan
Ezekiel Sheridan
Luke Sheridan

EXHIBIT A

CERTIFICATE

This Certificate is being provided pursuant to Section 4 of the Letter Agreement by and among Cedar Fair, L.P., Cedar Fair Management Company and members of the Knott Family (the “Letter Agreement”). Any defined terms used in this Certificate that are not defined herein shall have the same definitions as in the Letter Agreement. The undersigned being the Knott Family Designee hereby certifies, on behalf of himself and the Knott Family, as follows:

1. The Knott Family is the beneficial owner (as such term is defined by Rule 13d-3 of the Securities Exchange Act of 1934) of                                      Cedar Fair units. Attached is a schedule which shows all of the Knott Family Units and by whom they are held.

2. Each member of the Knott Family has voted its Cedar Fair units in accordance with the recommendations of the CFMC Board.

3. Each unitholder of the Knott Family has executed the Additional Knott Family Unitholder Signature Page and is in compliance with all of the terms and conditions of the Letter Agreement.

IN WITNESS WHEREOF, I have hereunto signed by name this          day of             , 200_.